UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 28, 2016
Date of report (Date of earliest event reported)

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

16139 Wyandotte Street, Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders for Trio-Tech International, Inc. (the “Company”) was held on November 28, 2016. At the meeting, the Company’s shareholders voted on (1) the election of directors and (2) an advisory vote on the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 11, 2016. The voting results on these proposals were as follows:

Proposal 1. Election of Directors.

	For	Withheld	Broker Non-Votes
Jason Adelman	2,465,146	7,455	1,040,454
Richard Horowitz	2,469,976	2,625	1,040,454
A. Charles Wilson	2,224,930	247,671	1,040,454
S. W. Yong	2,225,067	247,534	1,040,454
Victor Ting	2,227,747	244,854	1,040,454

All of the Company’s nominees were elected, with each nominee receiving a plurality of the votes cast.

Proposal 2. Advisory vote on the compensation of named executive officers.

Votes For	Against	Abstentions	Broker Non-Votes
2,169,056	293,052	10,493	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2016	TRIO-TECH INTERNATIONAL

	By:	/s/ VICTOR H.M. TING
Victor H.M. Ting, Chief Financial Officer
and Vice President (Principal Financial Officer)